ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT dated the 1st day of February 2007,

AMONG:

PATHWAY FILMS INC., a British Columbia company with a business office at #7 – 534 Cambie Street, Vancouver, British Columbia, V6B 2N7

(the "**Assignor**")

AND:

PACIFIC GOLD ENTERTAINMENT INC., a British Columbia company with a business office at #7 – 534 Cambie Street, Vancouver, British Columbia, V6B 2N7

(the "**Assignee**")

AND:

RTG PRODUCTIONS, a limited liability company with a business office at 526 Kingwood Drive, Suite 330, Kingwood, Texas, 77339

(**"RTG"**)

WHEREAS:

A. pursuant to a funding, production and distribution agreement (the "**Original Agreement**") between the Assignor and RTG dated November 2, 2006, the Assignor engaged the services of RTG to render services as a producer on the screenplay "Blood";

B. the Assignor has agreed to assign to the Assignee all of his right, title and interest in the Original Agreement to the Assignee, subject to the terms and conditions contained in this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual promises, covenants, conditions, representations and warranties hereinafter contained and the sum of Ten ($10.00) Dollars now paid by the Assignee to the Assignor and for other good and valuable consideration, the receipt of which are hereby acknowledged, and subject to the terms and conditions hereinafter set out, the parties hereto have agreed and do hereby agree as follows:

ARTICLE 1

Assignment of Original Agreement

1.1 The Assignor hereby irrevocably assigns, grants, transfers and sets over unto the Assignee as and from the 1st day of February 2007, the following:

(a) the Assignors right, title and interest in the Original Agreement;

(b) any and all obligations and payments payable under the Original Agreement; and

(c) any other benefits and advantages to be derived from the Original Agreement.

ARTICLE 2
Assignor's Authority to Assign the Original Agreement

2.1 The Assignor represents and warrants to the Assignee that he has good right, full power and absolute authority to assign its interest in the Original Agreement to the Assignee.

ARTICLE 3
Assignee's Authority to Accept Assignment of the Original Agreement

3.1 The Assignee covenants with the Assignor that with respect to the interest assigned in Section 1.1 hereof, the Assignee will observe and perform the Assignor's covenants, obligations and agreements contained in the Original Agreement, whether those covenants, obligations and agreements arose before, on or after 1 February, 2007.

3.2 The Assignee represents and warrants to the Assignor that it has good right, full power and absolute authority to accept the assignment of the Assignor's interest in the Original Agreement.

ARTICLE 4
Consent of RTG

4.1 RTG agrees and consents to the assignment of the Assignor's interest in the Original Agreement to the Assignee pursuant to the terms and conditions of this Agreement and the Original Agreement.

ARTICLE 5
Indemnification

5.1 The Assignee covenants and agrees to indemnify and save harmless the Assignor, its respective successors and assigns, of and from all obligations or liabilities, actions, suits, charges, losses, damages or expenses of any nature whatsoever (including legal costs on a solicitor and its client basis), to which the Assignor is subjected to under the Original Agreement, whether those obligations or liabilities, actions, suits, charges, losses, damages or expenses arose before, on or after 1 February, 2007, provided however, that nothing herein will require the Assignee to reimburse the Assignor for any monies previously incurred or expended by the Assignor under the Original Agreement.

ARTICLE 6
Severability

6.1 If any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provisions will not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

ARTICLE 7
Further Assurances

7.1 Each of the parties covenants and agrees, from time to time and at all times, to do all such further acts and execute and deliver all such further deeds and documents as will be reasonably required in order to fully perform and carry out the terms and intent of this Original Agreement.

ARTICLE 8
Governing Law

8.1 This Agreement and all provisions hereof will be governed by and construed in accordance with the laws of the Province of British Columbia and of Canada applicable therein and will be treated in all respects as a British Columbia contract.

ARTICLE 9
Enurement

9.1 This Assignment will extend and enure to the benefit of and be binding upon all parties hereto and their respective heirs, successors and permitted assigns.

ARTICLE 10
Miscellaneous

10.1 The division of this Agreement into sections and the insertion of headings are for convenience and reference only and will not affect the construction or interpretation of this Agreement.

IN WITNESS WHEREOF this Agreement was executed by the parties hereto as of the day and year first above written.

The Common Seal of)
Pathway Films Inc.)
was hereto affixed in the presence of:) C/S

Authorized Signatory)

The Common Seal of)
Pacific Gold Entertainment Inc.)
was hereto affixed in the presence of:) C/S

Authorized Signatory)

The Common Seal of)
RTG Productions)
affixed was hereunto in the presence of:) C/S

Authorized Signatory)

AMENDING AGREEMENT

This **AMENDING AGREEMENT** made as of the 1st day of April, 2007, to the Funding, Production and Distribution Agreement made as of the 2nd day of November, 2006 (the "**Original Agreement**"),

BETWEEN:

PACIFIC GOLD ENTERTAINMENT INC., a British Columbia company with a business office at #7 – 534 Cambie Street, Vancouver, British Columbia, V6B 2N7

("**PGE Inc.**")

AND:

RTG PRODUCTIONS, a limited liability company with a business office at 526 Kingwood Drive, Suite 330, Kingwood, Texas, 77339

("**RTG**")

WITNESSES THAT WHEREAS:

A. By the Original Agreement made between Pathway Films Inc. and RTG, Pathway Films Inc. engaged the services of RTG to render services as a producer on the screenplay "Blood";

B. By an amending agreement made between PGE Inc. and Pathway Films Inc. the 1st of February, 2007, Pathway Films Inc. assigned all of its interest in the Original Agreement to PGE Inc.;

C. The parties wish to amend the Original Agreement pursuant to the terms and conditions of this agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises, the covenants, agreements and warranties hereinafter set forth, it is hereby agreed as follows:

1. The Original Agreement is hereby amended by deleting the "Producer Fees clause in its entirety and replacing it with the following:

"Producer Fees:

Producers from RTG Productions will be paid $35,000 from the Producer budget.

All Producer and Director fees will be drawn down in the following manner:

RTG will receive $25,000 in first position out of first funds. In addition to the producer fees payable, RTG will receive a number of restricted common shares in the capital of PGE Inc. equal to US$10,000 at US$0.25 per share for a total of 40,000 restricted common shares."

2. RTG confirms that it has received the 40,000 restricted common shares from PGE Inc.

3. The Original Agreement will be read and construed together with this Agreement, and the Original Agreement will remain in full force and effect.

4. In the event of any inconsistencies between this agreement and the Original Agreement, this Agreement will govern.

5. All terms, conditions, covenants, agreements, benefits and obligations contained in the Original Agreement, as amended hereby, will be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF this Amending Agreement has been executed the day and year first above written.

The Corporate Seal of)
PACIFIC GOLD ENTERTAINMENT INC.)
was hereunto affixed in the presence of:)

Per:) (SEAL)

Authorized Signatory)

The Corporate Seal of)
RTG PRODUCTIONS)
was hereunto affixed in the presence of:)

Per:) (SEAL)

Authorized Signatory)

Assignment of all contracts between Pathway Films and Result Technology Group (RTG) to Pacific Gold Entertainment Inc. (PGE), for the motion picture "Blood"

Pathway Films Inc. & PGE agree that all percentage of proceeds, deferred salaries & fees previously agreed to be paid to RTG by Pathway Films has been assigned to PGE Inc., by Pathway. This assignment is in effect as of April 1, 2007.

All other terms and conditions of contracts remain intact.

Signed:

Ron Loudoun, President
Pathway Films Inc.

and

Signed:

Mark Tuit, President
Pacific Gold Entertainment Inc.